SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2007

Boston Communications Group, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-28432	04-3026859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Middlesex Turnpike Bedford, MA	01730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 904-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14a-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2007, Boston Communications Group, Inc. (the “Company”) announced that Joseph Mullaney, the Company’s current Chief Financial Officer, will assume the role of acting Chief Executive Officer of the Company effective immediately, in addition to continuing to serve as the Chief Financial Officer and Treasurer. At the same time, Paul Tobin, the Company’s Chairman of the Board of Directors, will step down as interim Chief Executive Officer, a position he has held since October 2006. Mr. Tobin will continue as the Chairman of the Board.

Mr. Mullaney, 50 years old, has been the Company’s Chief Financial Officer since February 1, 2007, overseeing all of the Company’s finance and human resource functions. Mr. Mullaney joined the Company from SofTech, Inc., where he held various positions, including president, Chief Executive Officer and Chief Financial Officer. Prior to SofTech, Mr. Mullaney worked for Coopers & Lybrand (now PricewaterhouseCoopers) working with clients in the high-technology sector. Mr. Mullaney holds a Bachelor of Business Administration from Stonehill College and a Masters of Business Administration from Northeastern University.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2007	BOSTON COMMUNICATIONS GROUP, INC.

	By:	/s/ Joseph Mullaney
Joseph Mullaney
Acting Chief Executive Officer and Chief Financial Officer